Exhibit 99.1

Talos Energy Announces Third Quarter 2023 Operational and Financial Results

Houston, Texas, November 6, 2023 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced its operational and financial results for fiscal quarter ended September 30, 2023.

Third Quarter 2023 Highlights:

•

Production of 63.7 thousand barrels of oil equivalent per day (“MBoe/d”) (76% oil, 83% liquids), inclusive of 2.4 MBoe/d of impacts from sustained loop currents requiring intermittent shut-ins of Talos’s HP-1 floating production unit and associated infrastructure, as well as additional downtime.

•

Revenue of $383.1 million, driven by realized prices (excluding hedges) of $80.75 per barrel for oil, $17.02 per barrel for natural gas liquids (“NGLs”), and $2.81 per thousand cubic feet (“Mcf”) for natural gas.

•	Net Loss of $2.1 million, or $0.02 Net Loss per diluted share, and Adjusted Net Income* of $18.6 million, or $0.15 Adjusted Net Income per diluted share*.

•	Adjusted EBITDA* of $248.8 million and Upstream Adjusted EBITDA* of $255.2 million.

•	Capital expenditures of $194.6 million, inclusive of plugging and abandonment and Carbon Capture & Sequestration (“CCS”).

•	Net cash provided by operating activities of $65.7 million.

•

Adjusted Free Cash Flow* of $8.5 million, excluding the $74.85 million cash received at closing of the partial sale in Talos Energy Mexico 7, S. de R.L. de C.V. (“Talos Mexico”) to an affiliate of Grupo Carso.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “During the third quarter, we were pleased with the advancements we made on several aspects of our business. Our operations team is working hard on our Lime Rock and Venice discoveries, which are expected to come online as scheduled in early 2024. We have recently signed an important exploration agreement with Repsol, where we are pooling resources with the goal of developing an inventory of impactful wells that could be tied to existing Talos infrastructure. Additionally, we closed the Talos Mexico transaction with Grupo Carso and are encouraged about growing our partnership and progressing Zama toward FID and first oil. Our CCS portfolio continues to receive strong endorsement from the industry, as we welcomed Equinor as a partner with a 25% interest in Bayou Bend following its purchase from Carbonvert. Lastly, at Harvest Bend, we have several EPA Class VI permit applications in process.”

Duncan continued: “Weather-related disruptions in the Gulf of Mexico typically impact our production and drilling operations during the third quarter of the year. This quarter, we experienced production downtime related to sustained loop currents in the Green Canyon area which impacted the floating production unit in our Phoenix Field. However, our oil-weighted assets continued to deliver strong realizations, with a netback margin of close to $45 per barrel of oil equivalent. As that production is restored and new developments are added, we look forward to positive momentum as we close out the year.”

RECENT DEVELOPMENTS AND OPERATIONS UPDATE

Drilling Joint Venture: In November 2023, Talos and an affiliate of Repsol entered into a 50/50 partnership to conduct a seismic reprocessing project covering approximately 400,000 gross acres, of which 96,500 acres are under lease by Talos, in the deepwater Green Canyon and Atwater Valley areas of the U.S. Gulf of Mexico. The joint venture aims to identify future subsea tie-back exploitation and exploration prospects in the area using Talos’s Neptune facility as the host platform.

Mexico Divestiture: In September 2023, Talos announced the closing of the sale of a 49.9% equity interest in Talos Mexico to an affiliate of Grupo Carso. Talos received $74.85 million in cash at closing, with an additional $49.90 million due upon first production, for an aggregate price of $124.75 million. Talos Mexico, now owned 50.1% by Talos and 49.9% by Grupo Carso, holds a 17.4% unitized interest in the Zama project.

TALOS ENERGY INC.	1	333 Clay St., Suite 3300, Houston, TX 77002

Exploration and Production Updates:

Lime Rock and Venice: Completion, construction, and subsea installation operations for Talos’s Lime Rock and Venice discoveries remain on track. The Company anticipates first production by early 2024 from both wells, which will be tied-backed to the Talos-owned and operated Ram Powell facility. Talos owns a 60% working interest in both wells.

Non-Operated Updates: Drilling of the Marmalard well, operated by Murphy Oil Corporation, was recently completed, finding pay sands in both field targets, and will be moving to completion operations in an effort to achieve first production in early 2024. Talos holds an 11.4% working interest. The Odd Job subsea pump project, operated by Kosmos Energy, intended to sustain long-term production from the field, continues to progress and remains on track to be in service by mid-2024. Talos holds a 17.5% working interest.

Downtime Updates: During the third quarter 2023, sustained loop currents requiring intermittent shut-ins of Talos’s HP-1 floating production unit and associated infrastructure impacted production by approximately 2.4 MBoe/d for the quarter, or 0.8 MBoe/d for the full year 2023. On Talos’s operated Neptune facility, Talos continues to work on optimization efforts, including new chemical treatments and topside modifications, expected to be completed in the fourth quarter 2023. The Claiborne #1 well, operated by Beacon Offshore Energy LLC, was shut-in early in the third quarter 2023, impacting production by approximately 1.2 MBoe/d. The operator is planning a rig intervention for the fourth quarter 2023 to reinstate production in the first quarter of 2024. Talos holds a 25.25% working interest.

TLCS Updates:

Stratigraphic Wells: The Bayou Bend CCS partnership expects to spud the Talos-operated offshore stratigraphic well during the fourth quarter 2023. As previously announced, the partnership also expects to drill a Chevron-operated onshore stratigraphic well in the first half 2024. Talos Low Carbon Solutions (“TLCS”) also intends to drill its first stratigraphic wells at its Harvest Bend CCS and Coastal Bend CCS projects in 2024.

Class VI Permits: TLCS’s first EPA Class VI permit application filed in August 2023 for its Harvest Bend CCS project received administrative completeness status in October 2023. This first step of the EPA’s permitting process determines that the permit application contains all required information. The next step is technical review. In October 2023, TLCS filed its second Class VI permit application for two additional wells at its Harvest Bend CCS project. TLCS aims to file additional Class VI permit applications in 2024 for its Bayou Bend CCS, Harvest Bend CCS, and Coastal Bend CCS projects.

Capital Raise: Talos continues to explore a capital raise in TLCS. The Company will provide further updates when available.

THIRD QUARTER 2023 RESULTS

Key Financial Highlights:

($ thousands, except per share and per BOE amounts)	Three Months Ended September 30, 2023
Total revenues	$383,135
Net Loss	$(2,103)
Net Loss per diluted share	$(0.02)
Adjusted Net Income*	$18,565
Adjusted Net Income per diluted share*	$0.15
Adjusted EBITDA*	$248,817
Adjusted EBITDA excluding hedges*	$255,130
Upstream Adjusted EBITDA*	$255,228
Upstream Adjusted EBITDA excluding hedges*	$261,541
Capital Expenditures (including Plug & Abandonment)	$194,638
Upstream Adjusted EBITDA Margin:
Upstream Adjusted EBITDA per Boe*	$43.59
Upstream Adjusted EBITDA excluding hedges per Boe*	$44.67

TALOS ENERGY INC.	2	333 Clay St., Suite 3300, Houston, TX 77002

Production

Production was 63.7 MBoe/d for the third quarter 2023 and was 76% oil and 83% liquids.

Three Months Ended September 30, 2023
Average net daily production volumes
Oil (MBbl/d)	48.4
Natural Gas (MMcf/d)	65.3
NGL (MBbl/d)	4.4
Total average net daily (MBoe/d)	63.7

	Three Months Ended September 30, 2023
	Production	% Oil	% Liquids	% Operated
Average net daily production volumes by Core Area (MBoe/d)
Green Canyon Area	20.8	84%	90%	87%
Mississippi Canyon Area	31.1	80%	87%	72%
Shelf and Gulf Coast	11.8	50%	60%	60%

Total average net daily (MBoe/d)	63.7	76%	83%	75%

Lease Operating & General and Administrative Expenses

Total lease operating expenses, inclusive of workover and maintenance and insurance costs for the quarter, were $103.5 million or $17.69/Boe. Upstream General and Administrative expenses* for the quarter, excluding non-cash equity-based compensation, was $20.7 million, or $3.54/Boe. Upstream General and Administrative expenses* is shown inclusive of $1.7 million in transaction-related expenses.

($ thousands, except per BOE amounts)	Three Months Ended September 30, 2023	Per Boe
Lease Operating Expenses	$103,548	$17.69
Upstream General & Administrative Expenses (excluding non-cash equity-based compensation)*	$20,711	$3.54

Capital Expenditures

Upstream capital expenditures, including plugging and abandonment and settled decommissioning obligations, totaled $180.5 million for the third quarter 2023.

($ thousands)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Upstream Capital Expenditures
U.S. drilling & completions	$85,239	$317,900
Mexico appraisal & exploration	94	291
Asset management(1)	20,949	81,677
Seismic and G&G, land, capitalized G&A and other	12,448	48,493

Total Upstream Capital Expenditures	118,730	448,361
Plugging & Abandonment	23,414	71,097
Decommissioning Obligations Settled(2)	38,368	40,415

Total Upstream	$180,512	$559,873

(1)	Asset management consists of capital expenditures for development-related activities primarily associated with recompletions and improvements to our facilities and infrastructure.
(2)

Settlement of decommissioning obligations as a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

TALOS ENERGY INC.	3	333 Clay St., Suite 3300, Houston, TX 77002

CCS expenses totaled $5.0 million for the third quarter 2023, which is accounted for in the Company’s reported Adjusted EBITDA* figure. CCS capital expenditures totaled $14.1 million for the third quarter 2023, which mainly includes investments in Bayou Bend and funding for general ongoing operations.

($ thousands)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
CCS Investments
CCS Expenses	$5,045	$13,562
CCS Capital Expenditures	14,126	37,183

Total CCS Investments	$19,171	$50,745

Liquidity and Leverage

At September 30, 2023, Talos had approximately $752.9 million of liquidity, with $750.0 million undrawn on its credit facility and approximately $13.6 million in cash, less approximately $10.8 million in outstanding letters of credit.

On September 30, 2023, Talos had $1,096.0 million in total debt. Net Debt* was $1,082.4 million. Net Debt to Pro Forma Last Twelve Months (“LTM”) Adjusted EBITDA* was 1.1x.

Footnotes:

*See “Supplemental Non-GAAP Information” for details and reconciliations of GAAP to non-GAAP financial measures.

OPERATIONAL & FINANCIAL GUIDANCE UPDATES

For the fourth quarter 2023, Talos expects average daily production of 66.5 - 68.5 MBoe/d.

		Fourth Quarter 2023
		Low	High
Production	Oil (MMBbl)	4.5	4.6
	Natural Gas (Mcf)	7.2	7.4
	NGL (MMBbl)	0.4	0.4
	Total Production (MMBoe)	6.1	6.3
	Avg Daily Production (MBoe/d)	66.5	68.5

For the full year 2023, Talos’s average daily production per day is projected toward the low end of the current guidance of 66.0 - 71.0 MBoe/d given the fourth quarter 2023 production guidance update,

Cash operating expenses and general and administrative expenses are expected towards the low end of the current range of $410 - $430 million and $90 - $95 million, respectively.

Overall, capital expenditures, inclusive of plugging and abandonment, settled decommissioning obligations, and CCS Investments are projected to be in line with the current total guidance range. Specifically, Upstream capital expenditures are expected towards the low end of the current guided range of $650 - $675 million and CCS Investments are projected at or below the low end of the current range of $70 - $90 million. Plugging and abandonment and decommissioning spending for the full year 2023 is now estimated to be $120 - $130 million.

Note: Due to the forward-looking nature a reconciliation of Cash Operating Expenses and G&A to the most directly comparable GAAP measure could not reconciled without unreasonable efforts.

TALOS ENERGY INC.	4	333 Clay St., Suite 3300, Houston, TX 77002

HEDGES

The following table reflects contracted volumes and weighted average prices the Company will receive under the terms of its derivative contracts as of November 6, 2023:

	Instrument Type	Avg. Daily Volume	W.A. Swap	W.A. Sub- Floor	W.A. Floor	W.A. Ceiling
Crude – WTI		(Bbls)	(Per Bbl)	(Per Bbl)	(Per Bbl)	(Per Bbl)
October - December 2023	Fixed Swaps	12,000	$75.25	—	—	—
October - December 2023	Collar	7,826	—	—	$67.76	$86.40
October - December 2023	3-Way Collar	9,200	—	$51.86	$65.11	$109.25
January - March 2024	Fixed Swaps	18,000	$73.98	—	—	—
January - March 2024	Collar	3,000	—	—	$70.00	$83.67
January - March 2024	3-Way Collar	3,200	—	$57.27	$70.00	$98.01
April - June 2024	Fixed Swaps	21,500	$73.86	—	—	—
April - June 2024	Collar	1,000	—	—	$70.00	$75.00
July - September 2024	Fixed Swaps	13,000	$75.48	—	—	—
July - September 2024	Collar	1,000	—	—	$70.00	$75.00
October - December 2024	Fixed Swaps	12,000	$74.65	—	—	—
October - December 2024	Collar	1,000	—	—	$70.00	$75.00
January - March 2025	Fixed Swaps	10,000	$71.97	—	—	—
April - June 2025	Fixed Swaps	6,000	$75.28	—	—	—
July - September 2025	Fixed Swaps	6,000	$75.28	—	—	—
October - December 2025	Fixed Swaps	6,000	$75.28	—	—	—

Natural Gas – HH NYMEX		(MMBtu)	(Per MMBtu)	(Per MMBtu)	(Per MMBtu)	(Per MMBtu)
October - December 2023	Fixed Swaps	20,000	$4.22	—	—	—
October - December 2023	Collar	10,000	—	—	$5.25	$8.46
January - March 2024	Fixed Swaps	25,000	$3.48	—	—	—
January - March 2024	Collar	10,000	—	—	$4.00	$6.90
April - June 2024	Fixed Swaps	25,000	$3.33	—	—	—
April - June 2024	Collar	10,000	—	—	$4.00	$6.90
July - September 2024	Fixed Swaps	10,000	$3.52	—	—	—
July - September 2024	Collar	10,000	—	—	$4.00	$6.90
October - December 2024	Fixed Swaps	10,000	$3.52	—	—	—
October - December 2024	Collar	10,000	—	—	$4.00	$6.90
January - March 2025	Fixed Swaps	20,000	$4.14	—	—	—
April - June 2025	Fixed Swaps	10,000	$3.91	—	—	—
July - September 2025	Fixed Swaps	10,000	$3.91	—	—	—
October - December 2025	Fixed Swaps	10,000	$3.91	—	—	—

CONFERENCE CALL AND WEBCAST INFORMATION

Talos will host a conference call, which will be broadcast live over the internet, on Tuesday, November 7, 2023 at 10:00 AM Eastern Time (9:00 AM Central Time). Listeners can access the conference call through a webcast link on the Company’s website at: https://www.talosenergy.com/investor-relations/events-calendar/default.aspx. Alternatively, the conference call can be accessed by dialing (888) 348-8927 (U.S. toll-free), (855) 669-9657 (Canada toll-free) or (412) 902-4263 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference until November 14, 2023 and can be accessed by dialing (877) 344-7529 and using access code 4883529.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on safely and efficiently maximizing long-term value through its Upstream Exploration & Production and Low Carbon Solutions businesses. We currently operate in the United States (“U.S.”) and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while developing opportunities to reduce industrial emissions through carbon capture and storage projects along the U.S. Gulf Coast. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

investor@talosenergy.com

TALOS ENERGY INC.	5	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The information in this communication includes “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this communication regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements may include statements about: business strategy; reserves and prospective storage resources; drilling prospects, inventories, projects and programs; our ability to replace the reserves through drilling and property acquisitions; financial strategy, liquidity and capital required for our development program and other capital expenditures; realized oil and natural gas prices; timing and amount of future production of oil, natural gas and NGLs; our hedging strategy and results; future drilling and CCS plans; availability of pipeline connections on economic terms; competition, government regulations and legislative and political developments; the timing of, and our ability to obtain, permits and governmental approvals; pending legal, governmental or environmental matters; our marketing of our products; our integration of acquisitions, including EnVen, and future performance of the combined company; future leasehold or business acquisitions on desired terms; costs of developing properties; general economic conditions, including the impact of continued inflation and associated changes in monetary policy; political and economic conditions and events in foreign oil, natural gas and NGL producing countries, including embargoes, hostilities and acts of terrorism or sabotage; credit markets; estimates of future income taxes; our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other exploration activities; the success of our CCS opportunities, including as a result of the associated permitting process, our access to capital to finance such opportunities, the timing and amount of revenues therefrom and potential future customers; the uncertainty inherent in estimating subsurface storage resources and utilization capacity in our CCS projects; our ongoing strategy with respect to our Zama asset; uncertainty regarding our future operating results and our future revenues and expenses; impact of new accounting pronouncements on earnings in future periods; and plans, objectives, expectations and intentions contained in this communication that are not historical.

These forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Examples of such risks include, but are not limited to, commodity price volatility; global demand for oil and natural gas; the ability or willingness of OPEC and other state-controlled oil companies to set and maintain oil production levels and the impact of any such actions; the lack of a resolution to the war in Ukraine and increasing hostilities in the Middle East, and their impact on certain commodity markets; lack of transportation and storage capacity as a result of oversupply, government and regulations; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes, winter storms and loop currents; cybersecurity threats; sustained inflation and the impact of governmental policy in response thereto; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; risks associated with permitting for—and access to capital to finance—our CCS opportunities; technological innovations and scientific developments; physical and transition risks associated with climate change; increased attention to ESG and sustainability-related matters; risks that the Company may face regarding potentially conflicting anti-ESG initiatives from certain U.S. state or other governments; and the other risks discussed in Part I, Item 1A. “Risk Factors” of Talos Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 and in Part II, Item 1A. “Risk Factors” of Talos Energy Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 , each as filed with the SEC.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should any risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	6	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Consolidated Balance Sheets

(In thousands, except share amounts)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,631	$44,145
Accounts receivable:
Trade, net	181,384	150,598
Joint interest, net	93,798	54,697
Other, net	10,744	6,684
Assets from price risk management activities	11,497	25,029
Prepaid assets	86,077	84,759
Other current assets	14,457	1,917

Total current assets	411,588	367,829

Property and equipment:
Proved properties	7,691,828	5,964,340
Unproved properties, not subject to amortization	267,297	154,783
Other property and equipment	33,795	30,691

Total property and equipment	7,992,920	6,149,814
Accumulated depreciation, depletion and amortization	(3,985,613)	(3,506,539)

Total property and equipment, net	4,007,307	2,643,275

Other long-term assets:
Restricted cash	101,760	—
Assets from price risk management activities	4,550	7,854
Equity method investments	141,682	1,745
Other well equipment inventory	44,643	25,541
Notes receivable, net	15,805	—
Operating lease assets	12,313	5,903
Other assets	13,452	6,479

Total assets	$4,753,100	$3,058,626

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$125,557	$128,174
Accrued liabilities	205,095	219,769
Accrued royalties	54,092	52,215
Current portion of long-term debt	33,109	—
Current portion of asset retirement obligations	69,288	39,888
Liabilities from price risk management activities	55,042	68,370
Accrued interest payable	30,536	36,340
Current portion of operating lease liabilities	2,859	1,943
Other current liabilities	54,221	60,359

Total current liabilities	629,799	607,058

Long-term liabilities:
Long-term debt	1,018,774	585,340
Asset retirement obligations	747,560	501,773
Liabilities from price risk management activities	8,981	7,872
Operating lease liabilities	18,888	14,855
Other long-term liabilities	267,036	176,152

Total liabilities	2,691,038	1,893,050

Commitments and contingencies
Stockholders’ equity:
Preferred stock; $0.01 par value; 30,000,000 shares authorized and zero shares issued or outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock; $0.01 par value; 270,000,000 shares authorized; 127,480,361 and 82,570,328 shares issued as of September 30, 2023 and December 31, 2022, respectively	1,275	826
Additional paid-in capital	2,541,906	1,699,799
Accumulated deficit	(433,615)	(535,049)
Treasury stock, at cost; 3,400,000 and zero shares as of September 30, 2023 and December 31, 2022, respectively	(47,504)	—

Total stockholders’ equity	2,062,062	1,165,576

Total liabilities and stockholders’ equity	$4,753,100	$3,058,626

TALOS ENERGY INC.	7	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Oil	$359,404	$295,585	$995,081	$1,078,800
Natural gas	16,871	68,360	53,383	181,747
NGL	6,860	13,183	24,463	49,232

Total revenues	383,135	377,128	1,072,927	1,309,779
Operating expenses:
Lease operating expense	103,548	81,760	286,075	229,156
Production taxes	600	955	1,813	2,670
Depreciation, depletion and amortization	163,359	92,323	480,476	295,174
Accretion expense	21,256	13,179	63,430	42,400
General and administrative expense	24,888	25,289	121,257	70,742
Other operating (income) expense	(57,287)	(366)	(55,172)	12,142

Total operating expenses	256,364	213,140	897,879	652,284

Operating income (expense)	126,771	163,988	175,048	657,495
Interest expense	(45,637)	(29,265)	(128,850)	(91,531)
Price risk management activities income (expense)	(98,802)	114,180	(13,668)	(231,133)
Equity method investment income (expense)	(2,493)	991	2,938	14,599
Other income (expense)	2,193	692	10,450	31,991

Net income (loss) before income taxes	(17,968)	250,586	45,918	381,421
Income tax benefit (expense)	15,865	(121)	55,516	(2,256)

Net income (loss)	$(2,103)	$250,465	$101,434	$379,165

Net income (loss) per common share:
Basic	$(0.02)	$3.03	$0.86	$4.60
Diluted	$(0.02)	$2.99	$0.85	$4.54
Weighted average common shares outstanding:
Basic	124,103	82,576	118,459	82,406
Diluted	124,103	83,818	119,262	83,438

TALOS ENERGY INC.	8	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$101,434	$379,165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion expense	543,906	337,574
Amortization of deferred financing costs and original issue discount	11,247	10,614
Equity-based compensation expense	9,080	11,677
Price risk management activities (income) expense	13,668	231,133
Net cash received (paid) on settled derivative instruments	(10,474)	(368,483)
Equity method investment (income) expense	(2,938)	(14,599)
Settlement of asset retirement obligations	(71,097)	(60,304)
(Gain) loss on sale of assets	(66,115)	390
Changes in operating assets and liabilities:
Accounts receivable	3,821	23,783
Other current assets	(12,992)	(28,576)
Accounts payable	(30,063)	16,677
Other current liabilities	(89,511)	(6,682)
Other non-current assets and liabilities, net	(57,155)	6,559

Net cash provided by (used in) operating activities	342,811	538,928

Cash flows from investing activities:
Exploration, development and other capital expenditures	(438,506)	(209,592)
Proceeds from (cash paid for) acquisitions, net of cash acquired	17,617	(3,500)
Proceeds from (cash paid for) sale of property and equipment, net	66,183	1,690
Contributions to equity method investees	(29,372)	(2,250)
Proceeds from sale of equity method investments	—	15,000
Investment in intangible assets	(7,796)	—

Net cash provided by (used in) investing activities	(391,874)	(198,652)

Cash flows from financing activities:
Redemption of senior notes	(15,000)	(6,060)
Proceeds from Bank Credit Facility	675,000	35,000
Repayment of Bank Credit Facility	(460,000)	(350,000)
Deferred financing costs	(11,775)	(211)
Other deferred payments	(841)	—
Payments of finance lease	(12,117)	(19,764)
Purchase of treasury stock	(47,504)	—
Employee stock awards tax withholdings	(7,454)	(4,603)

Net cash provided by (used in) financing activities	120,309	(345,638)

Net increase (decrease) in cash, cash equivalents and restricted cash	71,246	(5,362)
Cash, cash equivalents and restricted cash:
Balance, beginning of period	44,145	69,852

Balance, end of period	$115,391	$64,490

Supplemental non-cash transactions:
Capital expenditures included in accounts payable and accrued liabilities	$90,688	$78,191
Supplemental cash flow information:
Interest paid, net of amounts capitalized	$108,931	$89,187

TALOS ENERGY INC.	9	333 Clay St., Suite 3300, Houston, TX 77002

SUPPLEMENTAL NON-GAAP INFORMATION

Certain financial information included in our financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures which may be reported by other companies.

Reconciliation of General and Administrative Expenses to Upstream General and Administrative Expenses

We believe the presentation of Upstream General and Administrative Expenses excluding non-cash equity-based compensation provides management and investors with (i) important supplemental indicators of the operational performance of our core upstream business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Upstream General & Administrative Expenses has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to general and administrative expenses, net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

General and Administrative Expenses. General and administrative expenses consists of costs incurred for overhead, including payroll and benefits for our corporate staff, costs of maintaining our headquarters, costs of managing our production operations, bad debt expense, equity-based compensation expense, audit and other fees for professional services and legal compliance. A portion of these expenses are allocated based on the percentage of employees dedicated to each operating segment.

Upstream General and Administrative Expenses. Upstream general and administrative expenses consist of general and administrative expenses for the Upstream Segment.

($ thousands)	Three Months Ended September 30, 2023
Reconciliation of General & Administrative Expenses to Upstream General & Administrative Expenses (excluding non-cash equity-based compensation):
Total General and administrative expense	$24,888
CCS Segment	(2,472)
Unallocated corporate	(1,362)
Non-cash equity-based compensation expense	(343)

Upstream General & Administrative Expenses (excluding non-cash equity-based compensation)	$20,711

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Upstream Adjusted EBITDA

“EBITDA,” “Adjusted EBITDA” and “Upstream Adjusted EBITDA” provide management and investors with (i) additional information to evaluate, with certain adjustments, items required or permitted in calculating covenant compliance under our debt agreements, (ii) important supplemental indicators of the operational performance of our business, (iii) additional criteria for evaluating our performance relative to our peers and (iv) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. EBITDA, Adjusted EBITDA, and Upstream Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

EBITDA. Net income (loss) plus interest expense; income tax expense (benefit); depreciation, depletion and amortization; and accretion expense.

Adjusted EBITDA. EBITDA plus non-cash write-down of oil and natural gas properties, transaction and other (income) expenses, decommissioning obligations, derivative fair value (gain) loss, net cash receipts (payments) on settled derivatives, (gain) loss on debt extinguishment, non-cash write-down of other well equipment inventory and non-cash equity-based compensation expense.

Adjusted EBITDA excluding hedges. We have historically provided as a supplement to—rather than in lieu of—Adjusted EBITDA including hedges, provides useful information regarding our results of operations and profitability by illustrating the operating results of our oil and natural gas properties without the benefit or detriment, as applicable, of our financial oil and natural gas hedges. By excluding our oil and natural gas hedges, we are able to convey actual operating results using realized market prices during the period, thereby providing analysts and investors with additional information they can use to evaluate the impacts of our hedging strategies over time.

TALOS ENERGY INC.	10	333 Clay St., Suite 3300, Houston, TX 77002

Upstream Adjusted EBITDA. Adjusted EBITDA plus equity method investment loss, general and administrative expense, other operating expenses (income), other income, and non-cash equity-based compensation expense attributable to CCS and unallocated corporate costs.

We also present Adjusted EBITDA excluding hedges and Upstream Adjusted EBITDA excluding hedges as a percentage of revenue and on a per barrel of oil equivalent basis, respectively, to further analyze our business, which are outlined below:

Adjusted EBITDA Margin and Upstream Adjusted EBITDA Margin. Adjusted EBITDA divided by Revenue, as a percentage. It is also defined as Upstream Adjusted EBITDA divided by the total production volume, expressed in Boe, in the period, and described as dollar per Boe. We believe the presentation of Adjusted EBITDA margin is important to provide management and investors with information about how much we retain in Adjusted EBITDA terms as compared to the revenue we generate and how much per barrel of Upstream Adjusted EBITDA we generate after accounting for certain operational and corporate costs.

The following tables present a reconciliation of the GAAP financial measure of Net Income (loss) to EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding hedges, Adjusted EBITDA Margin and Adjusted EBITDA Margin excluding hedges, and Upstream Adjusted EBITDA, Upstream Adjusted EBITDA excluding hedges, Upstream Adjusted EBITDA Margin, and Upstream Adjusted EBITDA Margin excluding hedges for each of the periods indicated (in thousands, except for Boe, $/Boe and percentage data):

	Three Months Ended
($ thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net Income (loss)	$(2,103)	$13,677	$89,860	$2,750
Interest expense	45,637	45,632	37,581	33,967
Income tax expense (benefit)	(15,865)	6,892	(46,543)	281
Depreciation, depletion and amortization	163,359	169,794	147,323	119,456
Accretion expense	21,256	22,760	19,414	13,595

EBITDA	212,284	258,755	247,635	170,049
Transaction and other (income) expenses(1)	(64,321)	3,513	22,009	4,343
Decommissioning obligations(2)	7,972	741	741	21,005
Derivative fair value (gain) loss(3)	98,802	(26,197)	(58,937)	41,058
Net cash received (paid) on settled derivative instruments(3)	(6,313)	8,162	(12,323)	(57,076)
Loss on extinguishment of debt	—	—	—	1,569
Non-cash equity-based compensation expense	393	4,749	3,938	4,276

Adjusted EBITDA	248,817	249,723	203,063	185,224
Add: Net cash (received) paid on settled derivative instruments(3)	6,313	(8,162)	12,323	57,076

Adjusted EBITDA excluding hedges	$255,130	$241,561	$215,386	$242,300

Revenue:
Revenue - Operations	383,135	367,210	322,582	342,201
Adjusted EBITDA margin and Adjusted EBITDA excl hedges margin:
Adjusted EBITDA divided by - Total revenue incl hedges (%)	66%	67%	65%	65%
Adjusted EBITDA divided by - Total revenue (%)	67%	66%	67%	71%

(1)

For the three months ended September 30, 2023, transaction expenses include $1.5 million in costs related to the EnVen Acquisition, inclusive of $0.9 million in severance expense. For the three months ended June 30, 2023, transaction expenses include $2.7 million in costs related to the EnVen Acquisition, inclusive of $1.4 million in severance expense. For the three months ended March 31, 2023, transaction expenses include $35.2 million in costs related to the EnVen Acquisition, inclusive of $22.6 million in severance expense. Transaction expenses are included in “General and administrative expense” on our consolidated statements of operations. Other income (expense) includes other miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance. For the three months ended September 30, 2023, it includes a $66.2 million gain on the Mexico divestiture. For the three months ended March 31, 2023, it includes a $8.6 million gain on the funding of the capital carry of its investment in Bayou Bend by Chevron that is included in “Equity method investment income (expense)” on our consolidated statements of operations.

(2)

Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency and are included in “Other operating (income) expense” on our consolidated statements of operations.

(3)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDA on an unrealized basis during the period the derivatives settled.

TALOS ENERGY INC.	11	333 Clay St., Suite 3300, Houston, TX 77002

($ thousands, except per BOE amounts)	Three Months Ended September 30, 2023
Reconciliation of Adjusted EBITDA to Upstream Adjusted EBITDA:
Adjusted EBITDA	$248,817
CCS and Corporate Unallocated Costs:
Equity method investment loss	2,611
General and administrative expense	3,835
Other operating expense	127
Other income	(5)
Transaction and other income (expenses)(1)	(106)
Non-cash equity-based compensation expense	(51)

Upstream Adjusted EBITDA	255,228
Add: Net cash paid on settled derivative instruments(2)	6,313

Upstream Adjusted EBITDA excluding hedges	$261,541

Production:
Boe(3)	5,855
Upstream Adjusted EBITDA margin and Upstream Adjusted EBITDA excl hedges margin:
Upstream Adjusted EBITDA per Boe(3)	$43.59
Upstream Adjusted EBITDA excl hedges per Boe(2)(3)	$44.67

(1)	Transaction and other income (expense) includes other miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance.
(2)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDA on an unrealized basis during the period the derivatives settled.

(3)

One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

TALOS ENERGY INC.	12	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Adjusted EBITDA to Adjusted Free Cash Flow and Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

“Adjusted Free Cash Flow” before changes in working capital provides management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Free Cash Flow has limitations as an analytical tool and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP. We define these as the following:

Capital Expenditures and Plugging & Abandonment. Actual capital expenditures and plugging & abandonment recognized in the quarter, inclusive of accruals.

Interest Expense. Actual interest expense per the income statement.

Talos did not pay any cash income taxes in the period, therefore cash income taxes have no impact to the reported Adjusted Free Cash Flow before changes in working capital number.

($ thousands)	Three Months Ended September 30, 2023
Reconciliation of Adjusted EBITDA to Adjusted Free Cash Flow (before changes in working capital):
Adjusted EBITDA	$248,817
Upstream capital expenditures	(118,730)
Plugging & abandonment	(23,414)
Decommissioning obligations settled	(38,368)
CCS capital expenditures	(14,126)
Interest expense	(45,637)

Adjusted Free Cash Flow (before changes in working capital)	$8,542

($ thousands)	Three Months Ended September 30, 2023
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow (before changes in working capital):
Net cash provided by operating activities(1)	$65,728
(Increase) decrease in operating assets and liabilities	126,248
Upstream capital expenditures(2)	(118,730)
Decommissioning obligations settled	(38,368)
CCS capital expenditures	(14,126)
Transaction and other (income) expenses(3)	1,859
Decommissioning obligations(4)	7,972
Amortization of deferred financing costs and original issue discount	(3,618)
Income tax benefit	(15,865)
Other adjustments	(2,558)

Adjusted Free Cash Flow (before changes in working capital)	$8,542

(1)	Includes settlement of asset retirement obligations.
(2)	Includes accruals and excludes acquisitions.
(3)

The transaction expenses include $1.5 million in costs related to the EnVen Acquisition, inclusive of $0.9 million in severance expense. Other income (expenses) includes miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance.

(4)

Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

TALOS ENERGY INC.	13	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Net Income to Adjusted Net Income (Loss) and Adjusted Earnings per Share

“Adjusted Net Income (Loss)” and “Adjusted Earnings per Share” are to provide management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Net Income (Loss) and Adjusted Earnings per Share have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP or as an alternative to net income (loss), operating income (loss), earnings per share or any other measure of financial performance presented in accordance with GAAP.

Adjusted Net Income (Loss). Net income (loss) plus accretion expense, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivative instruments and non-cash equity-based compensation expense.

Adjusted Earnings per Share. Adjusted Net Income (Loss) divided by the number of common shares.

	Three Months Ended September 30, 2023
($ thousands, except per share amounts)		Basic per Share	Diluted per Share
Reconciliation of Net Loss to Adjusted Net Income:
Net Loss	$(2,103)	$(0.02)	$(0.02)
Transaction and other (income) expenses(1)	(64,321)	$(0.52)	$(0.51)
Decommissioning obligations(2)	7,972	$0.06	$0.06
Derivative fair value loss(3)	98,802	$0.80	$0.79
Net cash received on paid derivative instruments(3)	(6,313)	$(0.05)	$(0.05)
Non-cash income tax benefit	(15,865)	$(0.13)	$(0.13)
Non-cash equity-based compensation expense	393	$0.00	$0.00

Adjusted Net Income(4)	$18,565	$0.15	$0.15

Weighted average common shares outstanding at September 30, 2023:
Basic	124,103
Diluted	124,964

(1)

The transaction expenses include $1.5 million in costs related to the EnVen Acquisition, inclusive of $0.9 million in severance expense. Other income (expenses) includes miscellaneous income and expenses that we do not view as a meaningful indicator of our operating performance. It includes a $66.2 million gain on the Mexico divestiture.

(2)

Estimated decommissioning obligations were a result of working interest partners or counterparties of divestiture transactions that were unable to perform the required abandonment obligations due to bankruptcy or insolvency.

(3)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted Net Income (Loss) on an unrealized basis during the period the derivatives settled.

(4)	The per share impacts reflected in this table were calculated independently and may not sum to total adjusted basic and diluted EPS due to rounding.

TALOS ENERGY INC.	14	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Total Debt to Net Debt and Net Debt to LTM Adjusted EBITDA

We believe the presentation of Net Debt, LTM Adjusted EBITDA, and Net Debt to LTM Adjusted EBITDA is important to provide management and investors with additional important information to evaluate our business. These measures are widely used by investors and ratings agencies in the valuation, comparison, rating and investment recommendations of companies.

Net Debt. Total Debt principal minus cash and cash equivalents.

Net Debt to LTM Adjusted EBITDA. Net Debt divided by the LTM Adjusted EBITDA.

($ thousands)	September 30, 2023
Reconciliation of Net Debt:
12.00% Second-Priority Senior Secured Notes – due January 2026	$638,541
11.75% Senior Secured Second Lien Notes – due April 2026	242,500
Bank Credit Facility – matures March 2027	215,000

Total Debt	1,096,041
Less: Cash and cash equivalents	(13,631)

Net Debt	$1,082,410

Calculation of LTM Adjusted EBITDA:
Adjusted EBITDA for three months period ended December 30, 2022	$185,224
Adjusted EBITDA for three months period ended March 31, 2022	203,063
Adjusted EBITDA for three months period ended June 30, 2023	249,723
Adjusted EBITDA for three months period ended September 30, 2023	248,817

LTM Adjusted EBITDA	$886,827

Acquired Assets Adjusted EBITDA:
Adjusted EBITDA for three months period ended December 31, 2022	73,891
Adjusted EBITDA for the period January 1, 2023 to February 13, 2023	33,120

LTM Adjusted EBITDA from Acquired Assets	$107,011

Pro Forma LTM Adjusted EBITDA	$993,838

Reconciliation of Net Debt to Pro Forma LTM Adjusted EBITDA:
Net Debt / Pro Forma LTM Adjusted EBITDA(1)	1.1x

(1)	Net Debt / Pro Forma LTM Adjusted EBITDA figure excludes the Finance Lease. Had the Finance Lease been included, Net Debt / Pro Forma LTM Adjusted EBITDA would have been 1.2x.

TALOS ENERGY INC.	15	333 Clay St., Suite 3300, Houston, TX 77002